     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1999

                                                  REGISTRATION NO. 333-84533
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            THE TRIZETTO GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

              DELAWARE                               7374                              33-0761159
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

           567 SAN NICOLAS DRIVE, SUITE 360, NEWPORT BEACH, CA 92660
                                 (949) 719-2200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

   JEFFREY H. MARGOLIS, CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE
                                    OFFICER
   567 SAN NICOLAS DRIVE, SUITE 360, NEWPORT BEACH, CA 92660, (949) 719-2200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                 K.C. SCHAAF, ESQ.                                  KENNETH M. DORAN, ESQ.
             CHRISTINE A. MILLER, ESQ.                              SCOTT J. CALFAS, ESQ.
             TIMOTHY N. STICKLER, ESQ.                            JOSHUA A. KREINBERG, ESQ.
          STRADLING YOCCA CARLSON & RAUTH,                       GIBSON, DUNN & CRUTCHER LLP
             A PROFESSIONAL CORPORATION                             333 SOUTH GRAND AVENUE
        660 NEWPORT CENTER DRIVE, SUITE 1600                  LOS ANGELES, CALIFORNIA 90071-3197
          NEWPORT BEACH, CALIFORNIA 92660                               (213) 229-7000
                   (949) 725-4000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee, the Nasdaq National Market application fee and the NASD filing fee.

SEC registration fee........................................  $ 15,985
                                                              --------
NASD filing fee.............................................     6,250
                                                              --------
Nasdaq National Market application fee......................     *
Printing expenses...........................................     *
Legal fees and expenses (other than Blue Sky)...............     *
Accounting fees and expenses................................     *
Blue sky fees and expenses..................................     *
Miscellaneous...............................................     *
                                                              --------
     Total..................................................  $  *
                                                              ========

---------------
* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) As permitted by Delaware law, our certificate of incorporation eliminates the liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty as directors, except to the extent otherwise required by Delaware law.

     (b) Our certificate of incorporation provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the company against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by Delaware law. Our bylaws provide for a similar indemnity to our directors and officers to the fullest extent authorized by Delaware law.

     (c) Our certificate of incorporation also gives us the ability to enter into indemnification agreements with each of our directors and officers. We have entered into indemnification agreements with certain of our directors and officers, which provide for the indemnification of our directors or officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The following is a summary of transactions by us from our inception in May 1997 through the date hereof involving sales of our securities that were not registered under the Securities Act:

     - On September 1, 1997, Croghan & Associates issued a promissory note in principal amount of $520,000 to KFS Management, Inc. In connection with this promissory note, Croghan & Associates issued KFS Management, Inc. warrants to purchase 243,893 shares of Croghan & Associates' common stock at $.53 per share. When we acquired Croghan & Associates, we converted these warrants into warrants to purchase 162,595 shares of our common stock at $.80 per share.

     - On October 1, 1997, we issued 5,800,895 shares of our common stock in exchange for all of the equity interests in Croghan & Associates and 3,716,667 shares of common stock in exchange for all the equity interests in Margolis Health Enterprises.

     - On April 15, 1998, we sold 465,000 shares of our common stock to five employees for an aggregate offering price of $60,000.

     - On April 30, 1998, we sold 4,195,804 shares of our Series A preferred stock to four accredited investors for an aggregate offering price of $6,000,000.

     - On October 30, 1998, we sold 349,650 shares of our Series A preferred stock to two accredited investors for an aggregate offering price of $500,000.

     - On February 15, 1999, we issued 572,000 shares of our common stock to former shareholders of Creative Business Solutions in exchange for all of the issued and outstanding shares of capital stock of Creative Business Solutions.

     - On February 15, 1999, we issued 83,000 shares of our common stock to former partners of HealthWeb in exchange for the entire partnership interest of HealthWeb.

     - On April 12, 1999, we sold 1,730,770 shares of our Series B preferred stock to five accredited investors for an aggregate offering price of $4,500,000.

     - On April 19, 1999, we issued 60,000 shares of our common stock to the former majority shareholder of Management and Technology Solutions in exchange for certain assets and liabilities of Management and Technology Solutions.

     - On August 2, 1999, we issued 162,595 shares of our common stock pursuant to the exercise of warrants held by KFS Management, Inc.

     - Since May 15, 1998, we have granted options to purchase an aggregate of 2,841,878 shares of common stock to employees pursuant to our 1998 Stock Option Plan.

     We used the proceeds of the stock sales for working capital and other general corporate purposes.

     We did not employ any underwriters, brokers or finders in connection with any of the transactions set forth above.

     The sales of the securities listed above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or, with respect to issuances to employees, Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    1.1*      Form of Underwriting Agreement.
    2.1**     Exchange Agreement, dated October 1, 1997, by and among M C
              Health Holdings, Inc. and the stockholders of Croghan &
              Associates, Inc. and stockholders of Margolis Health
              Enterprises, Inc.
    2.2**+    Stock Purchase Agreement, dated February 5, 1999, by and
              between Creative Business Solutions, Inc. and the
              stockholders of Creative Business Solutions, Inc.
    2.3**+    Partnership Interest Purchase Agreement, dated February 5,
              1999, by and between the Registrant, TriZetto Acquisition
              Group, LLC, HealthWeb Systems, Ltd., HealthWeb General
              Partner, Inc., and the holders of partnership interests.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    2.4**     Asset Purchase Agreement, dated April 1, 1999, between the
              Registrant and Management and Technology Solutions, Inc.
    2.5+      Information Technology Services Agreement, dated May 1,
              1999, between the Registrant and MedPartners, Inc.
    3.1**     Amended and Restated Certificate of Incorporation of the
              Registrant, as in effect.
    3.2       Form of Amended and Restated Certificate of Incorporation of
              the Registrant, to be adopted prior to the closing of the
              offering made under this Registration Statement.
    3.3**     Amended and Restated Bylaws of the Registrant, as in effect.
    3.4       Amended and Restated Bylaws of the Registrant, to be adopted prior to the closing of the offering made under this
              Registration Statement.
    4.1**     Specimen common stock certificate.
    5.1*      Opinion of Stradling Yocca Carlson & Rauth, a Professional
              Corporation.
   10.1**     1998 Stock Option Plan.
   10.2**     Form of 1998 Incentive Stock Option Agreement.
   10.3**     Form of 1998 Non-Qualified Stock Option Agreement.
   10.4       1999 Employee Stock Purchase Plan.
   10.5**     Employment Agreement, dated April 30, 1998, between the
              Registrant and Jeffrey H. Margolis.
   10.6**     Promissory Note, dated April 30, 1998, between the
              Registrant and Jeffrey H. Margolis.
   10.7**     Form of Indemnification Agreement.
   10.8       First Amended and Restated Investor Rights Agreement, dated
              April 9, 1999 among Raymond Croghan, Jeffrey Margolis, the
              Registrant and Series A and Series B Preferred Stockholders.
   10.9+      Professional Services Agreement, dated January 1, 1999,
              between the Registrant and CCN Managed Care, Inc.
   10.10**    Office Lease Agreement, dated April 26, 1999, between St.
              Paul Properties, Inc. and the Registrant (including
              addendum).
   10.11**    Sublease Agreement, dated December 18, 1998, between TPI
              Petroleum, Inc. and the Registrant (including underlying
              Office Lease Agreement by and between St. Paul Properties,
              Inc. and Total, Inc.).
   10.12**    Sublease Agreement, dated May 1, 1999, between MedPartners,
              Inc. and the Registrant (including underlying Lease by and between Riverchase Tower, Ltd. and MedPartners, Inc.).
   10.13+     Technical Support Agreement, dated May 15, 1995, between DHI
              Computing Services, Inc. and Croghan & Associates, Inc.
   10.14+     Standard Multi-Directory and Support Agreement, dated May
              25, 1999, between the Registrant and Epic Systems
              Corporation.
   10.15+     Master Software License Agreement, dated May 1, 1999,
              between Medic Computer Systems, Inc. and the Registrant.
   10.16+     Addendum to the Master License Agreement, dated April 15,
              1999, between Medical Manager Midwest, Inc. and Management and Technology Solutions, Inc. (including underlying Medical
              Manager License Agreement between Medical Manager Midwest,
              Inc. and Management and Technology Solutions, Inc.).
   10.17+     Technical Infrastructure Maintenance Agreement, dated March
              1, 1998, between Medical Manager Midwest, Inc. and
              Management and Technology Solutions, Inc.
   10.18**    North American Partner Agreement, dated May 26, 1999,
              between Great Plains Software and the Registrant.
   10.19**    Form of Restricted Stock Purchase Agreement between the
              Registrant and certain employees.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   10.20      Bank One Credit Facility (including Promissory Note, Loan
              Agreement and Commercial Security Agreement), dated March 4,
              1999.
   21.1**     Subsidiaries of the Registrant.
   23.1*      Consent of Stradling Yocca Carlson & Rauth, a Professional
              Corporation (included in exhibit 5.1).
   23.2       Consent of PricewaterhouseCoopers LLP.
   24.1**     Power of Attorney.
   27.1**     Financial Data Schedule.


---------------
* To be filed by amendment.


** Previously filed.



+ Portions of this exhibit are omitted and were filed separately with the SEC pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act of 1933.


     (B) FINANCIAL STATEMENT SCHEDULES

     SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

     Other schedules are omitted because they are not applicable or because the information is included in the financial statements or the related notes.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 18th day of August 1999.


                                          THE TRIZETTO GROUP, INC.


                                          By: /s/ JEFFREY H. MARGOLIS

                                            ------------------------------------
                                              Jeffrey H. Margolis
                                              President, Chief Executive Officer
                                              and Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----
              /s/ JEFFREY H. MARGOLIS                President, Chief Executive         August 18, 1999
---------------------------------------------------    Officer and Chairman of the
                Jeffrey H. Margolis                    Board (principal executive
                                                       officer)

             /s/ MICHAEL J. SUNDERLAND               Vice President of Finance, Chief   August 18, 1999
---------------------------------------------------    Financial Officer and Secretary
               Michael J. Sunderland                   (principal financial and
                                                       accounting officer)

              /s/ DONALD J. LOTHROP*                 Director                           August 18, 1999
---------------------------------------------------
                 Donald J. Lothrop

                /s/ PETER D. MANN*                   Director                           August 18, 1999
---------------------------------------------------
                   Peter D. Mann

              /s/ WILLIAM E. FISHER*                 Director                           August 18, 1999
---------------------------------------------------
                 William E. Fisher

                /s/ PAUL F. LEFORT*                  Director                           August 18, 1999
---------------------------------------------------
                  Paul F. LeFort


*By: /s/ JEFFREY H. MARGOLIS
     ---------------------------------
     Jeffrey H. Margolis
     (Attorney-in-fact)

                                 EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    1.1*      Form of Underwriting Agreement.
    2.1**     Exchange Agreement, dated October 1, 1997, by and among M C
              Health Holdings, Inc. and the stockholders of Croghan &
              Associates, Inc. and stockholders of Margolis Health
              Enterprises, Inc.
    2.2**+    Stock Purchase Agreement, dated February 5, 1999, by and
              between Creative Business Solutions, Inc. and the
              stockholders of Creative Business Solutions, Inc.
    2.3**+    Partnership Interest Purchase Agreement, dated February 5,
              1999, by and between the Registrant, TriZetto Acquisition
              Group, LLC, HealthWeb Systems, Ltd., HealthWeb General
              Partner, Inc., and the holders of partnership interests.
    2.4**     Asset Purchase Agreement, dated April 1, 1999, between the
              Registrant and Management and Technology Solutions, Inc.
    2.5+      Information Technology Services Agreement, dated May 1,
              1999, between the Registrant and MedPartners, Inc.
    3.1**     Amended and Restated Certificate of Incorporation of the
              Registrant, as in effect.
    3.2       Form of Amended and Restated Certificate of Incorporation of
              the Registrant, to be adopted prior to the closing of the
              offering made under this Registration Statement.
    3.3**     Amended and Restated Bylaws of the Registrant, as in effect.
    3.4       Amended and Restated Bylaws of the Registrant, to be adopted prior to the closing of the offering made under this
              Registration Statement.
    4.1**     Specimen common stock certificate.
    5.1*      Opinion of Stradling Yocca Carlson & Rauth, a Professional
              Corporation.
   10.1**     1998 Stock Option Plan.
   10.2**     Form of 1998 Incentive Stock Option Agreement.
   10.3**     Form of 1998 Non-Qualified Stock Option Agreement.
   10.4       1999 Employee Stock Purchase Plan.
   10.5**     Employment Agreement, dated April 30, 1998, between the
              Registrant and Jeffrey H. Margolis.
   10.6**     Promissory Note, dated April 30, 1998, between the
              Registrant and Jeffrey H. Margolis.
   10.7**     Form of Indemnification Agreement.
   10.8       First Amended and Restated Investor Rights Agreement, dated
              April 9, 1999 among Raymond Croghan, Jeffrey Margolis, The
              Registrant and Series A and Series B Preferred Stockholders.
   10.9+      Professional Services Agreement, dated January 1, 1999,
              between the Registrant and CCN Managed Care, Inc.
   10.10**    Office Lease Agreement, dated April 26, 1999, between St.
              Paul Properties, Inc. and the Registrant (including
              addendum).
   10.11**    Sublease Agreement, dated December 18, 1998, between TPI
              Petroleum, Inc. and the Registrant (including underlying
              Office Lease Agreement by and between St. Paul Properties,
              Inc. and Total, Inc.).
   10.12**    Sublease Agreement, dated May 1, 1999, between MedPartners,
              Inc. and the Registrant (including underlying Lease by and between Riverchase Tower, Ltd. and MedPartners, Inc.).
   10.13+     Technical Support Agreement, dated May 15, 1995, between DHI
              Computing Services, Inc. and Croghan & Associates, Inc.
   10.14+     Standard Multi-Directory and Support Agreement, dated May
              25, 1999, between the Registrant and Epic Systems
              Corporation.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   10.15+     Master Software License Agreement, dated May 1, 1999,
              between Medic Computer Systems, Inc. and the Registrant.
   10.16+     Addendum to the Master License Agreement, dated April 15,
              1999, between Medical Manager Midwest, Inc. and Management and Technology Solutions, Inc. (including underlying Medical
              Manager License Agreement between Medical Manager Midwest,
              Inc. and Management and Technology Solutions, Inc.).
   10.17+     Technical Infrastructure Maintenance Agreement, dated March
              1, 1998, between Medical Manager Midwest, Inc. and
              Management and Technology Solutions, Inc.
   10.18**    North American Partner Agreement, dated May 26, 1999,
              between Great Plains Software and the Registrant.
   10.19**    Form of Restricted Stock Purchase Agreement between the
              Registrant and certain employees.
   10.20      Bank One Credit Facility (including Promissory Note, Loan
              Agreement and Commercial Security Agreement), dated March 4,
              1999.
   21.1**     Subsidiaries of the Registrant.
   23.1*      Consent of Stradling Yocca Carlson & Rauth, a Professional
              Corporation (included in exhibit 5.1).
   23.2       Consent of PricewaterhouseCoopers LLP.
   24.1**     Power of Attorney.
   27.1**     Financial Data Schedule.


---------------

* To be filed by amendment.



** Previously filed.



+ Portions of this exhibit are omitted and were filed separately with the SEC pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act of 1933.